FOR IMMEDIATE RELEASE	TSX: CTI & OTCBB: CHKT

CHEMOKINE THERAPEUTICS EXPANDS PROTECTION OF CORE ANTI-CANCER TECHNOLOGY WITH ISSUANCE OF NEW U.S. PATENT

Vancouver, BC (October 5, 2005) – Chemokine Therapeutics Corp. (the Company) (OTCBB: CHKT; TSX: CTI), a biotechnology company developing chemokine-based therapies to treat cancer, blood disorders, cardiovascular, and infectious diseases, today announced that it has been granted U.S. Patent No. 6,946,445 relating to a broad range of composition of matter claims, which include claims that cover its lead anti-cancer compound, CTCE-9908, among others. CTCE-9908 is designed to block CXCR4, a receptor found on the surface of cancer cells.

CTCE-9908 is part of a new generation of anti-cancer drug candidates that have the potential to both stop the spread of cancer (anti-metastasis) and slow the rate of cancer growth (anti-angiogenesis). The target receptor for CTCE-9908, CXCR4, is present on most tumours, including lung, breast, colon, ovarian, bone, brain and skin cancer cells.  In experimental animal models, CTCE-9908 reduced cancer metastases by a significant 50-70%.

The patent entitled “Therapeutic Chemokine Receptor Antagonists”, with a term lasting to March 2019, covers therapeutics compositions comprising CXCR4 receptor antagonists and builds on a patent granted earlier this year which focused on methods of use of the same compounds.  The compositions are proteins that are comprised of amino acid sequences based on the natural human chemokine stromal cell derived factor-1 (SDF-1).  The composition claims are further strengthened by reference to specific amino acid substitutions and the method by which active sequences of peptides are linked by a bridging segment.  Chemokine scientists have developed hundreds of synthetic peptides using rational drug design with the goal of developing a new generation of drug candidates.

In addition, the Company has received confirmation that its contract manufacturer has successfully scaled up the production of CTCE-9908 in accordance with good manufacturing practices (GMP).  This new lot of CTCE-9908 will be used for the Company’s Phase Ib/II clinical trials in cancer patients.

Background on CXCR4

Leading cancer researchers have demonstrated that high CXCR4 expression in cancer cells is correlated to tumor progression, high metastasis rate and low survival rate. Blockage of CXCR4 reduces the growth of tumors by reducing blood vessel growth (anti-angiogenesis) which carries vital nutrients to a tumor. The Company has completed a Phase I, dose-escalation clinical trial using CTCE-9908 in the United Kingdom to assess safety in healthy volunteers.  CTCE-9908, after a single dose, was demonstrated to be safe and well tolerated by the study subjects.

About Chemokine Therapeutics Corp. (TSX: CTI, OTCBB: CHKT)

Chemokine Therapeutics is a product-focused biotechnology company developing drugs that harness the therapeutic potential of stem cells through chemokine pathways. Chemokines are a class of proteins which signal biological responses from stem cells that play a critical role in the growth, differentiation and maturation of cells necessary for fighting infection, as well as tissue repair and regeneration.  Stem cells are the master primitive cells that give rise to all of the cells and organs in the body. Chemokines are one of the major mediators of stem cell activity including stem cell growth, differentiation and maturation. Chemokine Therapeutics is a leader in research in this field. The Company has five products with two lead product candidates in clinical trials; CTCE-0214, for enhancing the immune system, and CTCE-9908, to prevent the spread of cancer and its continued growth. For more information, please visit its website at www.chemokine.net.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:  Statements in this document regarding managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made.  For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with the success of research and development programs, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of intellectual property, financing capability, the potential dilutive effects of any financing, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact:

Corporate Contact: Frederica Bell Director, Investor Relations Chemokine Therapeutics Corp. (604)827-3131 fbell@chemokine.net	Edward Lewis Public Relations CEOcast, Inc (212) 732-4300 Elewis@ceocast.com